As filed with the Securities and Exchange Commission on January 15, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AIRTRAN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	58-2189551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9955 AirTran Boulevard, Orlando, Florida 32827, (407) 318-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard P. Magurno, Esq.

AirTran Holdings, Inc.

9955 AirTran Boulevard, Orlando, Florida 32827

(407) 318-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Howard E. Turner, Esq.

M. Timothy Elder, Esq.

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E., Suite 3100

Atlanta, Georgia 30309-3592

(404) 815-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer  ☒            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Security (2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of Registration Fee(2)(3)(4)
Debt Securities	—	—	—	17,825
Preferred Stock, par value $0.01 per share	—	—	—	—
Common Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—

(1)	Securities registered hereunder (the “Securities”) may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder include such indeterminate number of shares of Common Stock or Preferred Stock which may be issued upon conversion of convertible Debt Securities or convertible Preferred Stock.

(2)	An indeterminate aggregate initial offering price or number of the Securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rule 456(b) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is, except as provided below, deferring payment of the registration fee and the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or the proposed maximum aggregate offering price. The registrant has elected to pre-pay the registration fee for $250,000,000 of securities. Pursuant to Rule 457(c) the pre-paid registration fee is calculated as further explained in footnote (3) below. The stated fee is net of $4,352 as further explained in footnote (4) below.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of determining the amount of on fee that is being pre-paid. The price and fee computed based upon the average of the high and low prices of the Registrant’s common stock as reported by the New York Stock Exchange on January 12, 2009 and the pre-payment by the Company of the fee in connection with an initial aggregate offering amount of $250,000,000.

(4)	In accordance with Rule 457(p) under the Securities Act, $4,352 amount of such pre-paid fee has already been paid with respect to $77,499,998 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-160432 and were not sold thereunder.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 15, 2010

PROSPECTUS

AIRTRAN HOLDINGS, INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

Through this prospectus, we may periodically offer to sell, or selling security holders may periodically offer to resell:

•	shares of our common stock;

•	shares of our preferred stock;

•	our debt securities; or

•	warrants to purchase any of these securities.

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement will disclose the exchange or market on which such securities will be listed or quoted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See our most recent Annual Report on Form 10-K and our subsequent filings with the SEC for a discussion of risk factors that you should consider before you invest in the securities offered by this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The terms “we”, “us”, “our”, the “company” and “AirTran” refer to our consolidated operations except where the context otherwise requires.

The date of this prospectus is [•] [•], 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices, and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “AirTran,” “we,” “us,” the “Company” and “our” and all similar references are to AirTran Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to AirTran Holdings, Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may also read and copy documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.airtran.com) our annual reports, quarterly reports, current reports, proxy statements, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.”

We have filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus. This prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to AirTran and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents filed by us with the SEC are incorporated in this prospectus by reference, provided, however, that we are not incorporating any documents or information deemed, in accordance with SEC rules, to have been furnished rather than filed.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008 and the information incorporated by reference therein, as updated by Current Report on Form 8-K as filed on April 24, 2009;

(b)	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

(c)	Our Current Reports on Form 8-K filed on April 24, 2009, May 22, 2009 and October 14, 2009;

(d)	The description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Exchange Act or any amendment or report filed for the purpose of updating any such description; and

(e)	All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the date that the offering of securities pursuant to this prospectus is terminated shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference), as well as the Company’s most recent annual report. To request these documents, please contact us at 9955 AirTran Blvd., Orlando, Florida, 32827, telephone number (407) 318-5600, Attention Investor Relations.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus nor should you assume that the information provided by any prospectus supplement is accurate as of any date other than the date on the front of the applicable prospective supplement.

Information included in agreements filed as exhibits to our periodic reports has been included in such filings pursuant to applicable SEC rules and regulations or to provide information regarding the terms of such agreements. Such agreements are not intended to provide any other factual information about us. Such information can be found elsewhere in this prospectus and in our periodic reports. Agreements filed as exhibits to our periodic reports may contain representations and warranties made to us or by us to third parties solely for the purpose of the transaction or transactions described in such agreements and, except as expressly provided in such agreements, no other person was or is an intended third party beneficiary of such agreements or standards of materiality in such agreements or in disclosure schedules thereto. While we do not believe that any disclosure schedules which have not been filed as part of any agreements contain any information which securities laws require us to publicly disclose, other than information that has already been so disclosed, disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the filed agreements. Accordingly, you should not rely on the representations and warranties contained in any such agreements as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules or by defined standards of materiality for purposes of such agreements. Disclosure schedules to filed agreements may contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties in filed agreements may have changed since the date of the applicable agreement, which subsequent information may or may not be fully reflected in our public disclosures, the disclosures of third parties, or at all.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein are, and any prospectus supplement, any free writing prospectus, and the documents incorporated by reference herein in the future will be, in each case other than purely historical information, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

We use words such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “outlook,” “plan,” “project,” “should,” “will,” “would,” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements appear throughout this prospectus and the documents incorporated by reference into this prospectus and may appear in any prospectus supplement, free-writing prospectus or in any documents incorporated by reference in the future.

All of our statements, other than statements of historical facts, are forward-looking statements, including estimates, projections, statements relating to our business plans and objectives, expected financial performance and expected results of operations, our operations and related industry developments, expected fuel costs, the revenue and pricing environment, our future financing plans and needs, our overall economic condition, and the overall economic environment. Forward-looking statements also include the assumptions upon which such statements are based.

Forward-looking statements are based upon information currently available to us and our current intent, beliefs, and expectations. Certain forward-looking statements discuss the possible future effects of current known trends or uncertainties and include statements which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

Forward-looking statements are subject to significant risks and uncertainties that could cause actual events, including our actual results and financial position, to differ materially from expectations. Likewise, the timing of certain events may differ materially from those expressed in forward-looking statements. There may be other existing factors not identified, of which we may not be currently aware or which we may not appreciate, that may be separate risks or that may affect matters discussed in the forward-looking statements and such unknown or unappreciated or underappreciated risks also may cause actual events and results to differ materially from those discussed. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, based on the information available to us on the date specified or, if no date is specified then as of the date of the prospectus. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or changes in assumptions, events or circumstances after the date on which the statement is made, including actual results or to reflect the occurrence of unanticipated events or changes in other factors affecting such statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual events or results to differ materially from information contained in any forward-looking statements.

It is routine for our internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change. As noted above, although these expectations may change, we may not inform you if they do, except as required by law. Our policy is generally to provide our expectations on certain matters; however we generally only do so once per quarter, and generally do not update such information until the next quarter.

Certain important factors could cause actual events or results to differ materially from those expressed or implied by forward-looking statements include those factors discussed elsewhere in this prospectus or in the documents incorporated by reference into this prospectus, including in “Risk Factors.” Certain important factors may be discussed in any prospectus supplement, any free writing prospectus, and in any documents incorporated by reference in an accompanying prospectus supplement or herein. Such risks, uncertainties, and forward-looking statements include, but are not limited to, statements and risks regarding the following:

•	changes in our business strategy, and our ability to successfully execute our current strategy;

•	the continuing impact of the global adverse macroeconomic conditions and disruption in U.S. and global capital markets;

•	the cost, price volatility, and availability of aviation fuel – including the impact of significant disruptions in fuel supply and significant increases in fuel prices;

•	the impact of potential future significant operating losses;

•	our ability to generate working capital from operations;

•	our ability to maintain adequate liquidity;

•	our fixed obligations and our ability to obtain and maintain financing for operations, aircraft financing, the refinancing of existing indebtedness, and other purposes;

•	the amount of our floating rate or hedged indebtedness and changes in prevailing interest rates;

•	the impact of our fuel hedging activities and the scope and terms of such activities.

•	our ability to operate pursuant to the terms of financing facilities (particularly any financial covenants);

•	our ability to obtain, maintain, and comply with the terms of credit card processing agreements;

•	our ability to take delivery of and to finance aircraft;

•	the adequacy of our insurance coverage;

•	consumer demand for, and acceptance of, services offered by us, as well as our ability to attract and retain customers;

•	our ability to achieve and maintain acceptable cost and fare levels;

•	our ability to grow new and existing markets;

•	our ability to maintain or expand cost advantages compared to various competitors;

•	our ability to attract and retain qualified personnel;

•	labor costs and relations with unionized employees generally, and the impact and outcome of labor negotiations;

•	the impact of global political instability, including the current instability in the Middle East;

•	the potential impact of future terrorist attacks, hostilities, infectious disease outbreaks or other global events that affect travel behavior;

•	our reliance on automated systems and the potential impact of any failure or disruption of these systems;

•	our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers;

•	changes in government legislation and regulation, including increased fees and taxes, increased environmental regulation, and changes in, or termination of, government-guaranteed insurance;

•	the impact of fleet concentration and changes in fleet mix;

•	the impact of increased maintenance costs as our aircraft age and/or utilization increases;

•

actions by competitors and competitive practices in the industry, including significant fare restructuring activities, capacity changes, and in-court or out-of-court restructuring by major airlines and industry consolidation;

•	interruptions or disruptions in service at one or more of our hub or focus airports, whether due to weather conditions or otherwise; and

•

risks associated with actual or potential acquisitions or other business transactions including our ability to achieve any synergies anticipated as a result of such transactions and to achieve any such synergies in a timely manner.

AIRTRAN

We are AirTran Holdings, Inc. We are the parent company of AirTran Airways, Inc. (which we sometimes refer to as AirTran Airways or Airways). AirTran Airways is one of the largest low cost scheduled airlines in the United States in terms of departures and seats offered. We operate scheduled airline service throughout the United States and to selected international locations. Approximately half of our flights originate or terminate at our largest hub in Atlanta, Georgia, and we serve a number of markets with non-stop service from our focus cities of Baltimore, Maryland, Milwaukee, Wisconsin, and Orlando, Florida. As of January 1, 2010, we operated 86 Boeing B717-200 aircraft (B717) and 52 Boeing B737-700 aircraft (B737) offering approximately 700 scheduled flights per day to 62 locations in the United States, including San Juan, Puerto Rico and to Oranjestad, Aruba, Cancun, Mexico and Nassau, The Bahamas. We offer competitive fares by concentrating on keeping our unit costs low. The enthusiasm and skill of our employees have also been a key to our success.

Our service is designed not only to satisfy the transportation needs of our target customers, but also to provide customers with a travel experience worth repeating. We flew 24.0 million revenue passengers during 2009, a 2.5 percent decrease from the 24.6 million revenue passengers we served in 2008. Our operating cost structure ranks among the lowest among major airlines. We believe that we have the lowest non-fuel unit operating costs among United States major airlines on an aircraft stage length adjusted basis. We use our low cost advantage to provide value to both business and leisure customers.

We are a corporation organized under the laws of the State of Nevada. Our principal executive offices are located at 9955 AirTran Boulevard, Orlando, Florida 32827, and our telephone number is (407) 318-5600. Our official Web site address is http://www.airtran.com. References to our Web site do not constitute incorporation by reference of any information contained at that site except as specifically provided in the section “Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as we may otherwise state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include the retirement or refinancing of debt, additions to working capital, capital expenditures, acquisitions of other airlines or their assets, and other investments in strategic alliances, code-share agreements, or other business arrangements. We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is qualified in its entirety by reference to our articles of incorporation and bylaws and to any certificate of designations that we file with the Securities and Exchange Commission if we offer preferred stock under this prospectus. Our articles of incorporation are an exhibit to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of

•	1,000,000,000 shares of common stock, par value $0.001 per share, and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

As of January 1, 2010, approximately 134,667,000 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of our preferred stock.

Dividends

Holders of our common stock will share in an equal amount per share in any dividend declared by our board of directors, subject to any preferential rights of any of our outstanding preferred stock.

Other Rights

On our liquidation, dissolution or winding up, after payment in full of any amounts we must pay to any creditors and any holders of our preferred stock, all of our common stockholders are entitled to share ratably in any assets available for distribution to our common stockholders.

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences, and rights of that series, and the qualifications, limitations, and restrictions of that series, including:

•	the designation of the series;

•	the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences of shares of the series in the event of, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of that series.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in certain circumstances, including the sale or issuance of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Business Combination Statute

We are subject to Section 78.438 of the Nevada Revised Statutes which restricts certain business combinations between our company and an “interested stockholder” or its affiliates or associates for three years after the stockholder becomes an “interested stockholder.” An “interested stockholder” is, in general, a stockholder that beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation’s outstanding stock. The restrictions do not apply if our board of directors approved the transaction that caused an interested stockholder to become an interested stockholder. Although we may elect to exclude our company from the restrictions imposed by Section 78.438 of the Nevada Revised Statutes, our articles of incorporation do not currently exclude us from those restrictions. The impact of being subject to this provision could discourage an unfriendly or unsolicited takeover attempt.

Articles of Incorporation and Bylaw Provisions

The summary set forth below describes certain provisions of our articles of incorporation and bylaws. The summary is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Some of the provisions of our articles of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 78.438 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest.

Stockholder Action by Written Consent; Special Meetings

Under the Nevada Revised Statutes and our articles of incorporation, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent is signed by stockholders holding at least a majority or other proportion of the voting power necessary to authorize or take the action.

Our bylaws provide that special meetings of stockholders may be called at any time by either a majority of our board of directors or by stockholders holding not less than 25% of the voting power. Business transacted at all special meetings must be confined to the objects stated in the calling of the meeting. A written request to our President or Secretary will cause either of them to give notice to our stockholders entitled to vote at the special meeting within 30 days after delivery of the request. The request may fix the time of meeting and contents of the notice. The notice must specify the place, day, hour and purpose for calling the meeting and must be sent to stockholders not less than 10 days nor more than 60 days before the meeting, except where the meeting is for the purpose of approving a merger or consolidation agreement, in which case notice must be given not less than 20 days prior to the meeting.

Amendments

The Nevada Revised Statutes require that any amendment to the provisions of our articles of incorporation must be approved by the holders of at least a majority of the outstanding common stock. Our bylaws provide that our board of directors may amend our bylaws.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes some of the general terms and conditions of the debt securities that we or selling security holders may offer under this prospectus. While the terms summarized below will apply generally to any debt that may be offered under this prospectus, we will describe the particular terms of any debt securities that we offer and the extent to which the general provisions below will apply to those debt securities in a prospectus supplement relating to such debt securities. We will also indicate in the applicable prospectus supplement whether the applicable general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We will issue these debt securities under the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part in one or more series under a supplemental indenture. A trustee under the indenture will be named prior to the offering of any debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the indenture and the Trust Indenture Act for a statement of those terms. Unless we otherwise indicate, capitalized terms have the meanings given them in the indenture. Unless we tell you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

The applicable prospectus supplement will specify whether the debt securities we issue will be senior, senior subordinated or subordinated, including, if applicable, junior subordinated, debt. The debt securities may be convertible into shares of our preferred stock or common stock or other securities or may be issued as part of units of debt securities and other securities that we may offer under this prospectus. If we issue debt securities as part of units consisting of debt securities and other securities we may issue under this prospectus or in exchange for shares of our preferred stock, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

A form of each debt security, a supplemental indenture or both, reflecting the specific terms and provisions of a series or issuance of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

The following summary of various provisions of the indenture and the debt securities is qualified by reference to the indenture which has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary may not contain all of the information that you may find useful. For a comprehensive description of any series or issuance of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus, the applicable prospectus supplement, the indenture and any supplemental indenture or indentures.

General

The indenture will not limit the amount of additional indebtedness that we or any of our subsidiaries may incur, except as we may provide in the applicable prospectus supplement and we may offer debt securities, from time to time, in as many distinct series as we may determine. The debt securities will be senior or subordinated obligations as described in the applicable prospectus supplement. We may, without the consent of the Holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities will be issued in the form of global securities, as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only, unless the prospectus supplement indicates otherwise. We will indicate in the applicable prospectus supplement the following terms of and information concerning any debt securities we issue and the extent those terms apply to those debt securities and have not been otherwise described:

•	the specific title, aggregate principal amount, denomination, and form;

•	the date of maturity or the method by which that date may be determined or extended;

•	any interest rate or rates, whether fixed or floating or the method by which that rate or those rates will be determined;

•

the date from which interest will accrue or the method by which that date may be determined or reset, the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•

the place or places where the principal of and any premium and any interest on the debt securities will be payable, or where those debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the trustee for those debt securities;

•	the portion of the principal amount of debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

•	the denominations and the currency, currencies, currency units or composite currencies in which the debt securities will be issuable;

•	the currency, currencies, currency units or composite currencies in which payments on the debt securities will be made, if not U.S. dollars;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities are senior debt securities or subordinated debt securities, and if subordinated debt securities, the terms of the subordination;

•

any escrow redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which we may redeem the debt securities;

•	the ability of a holder of a debt security to renew or extend the maturity of all or any portion of a debt security;

•

whether the debt securities are convertible into or exchangeable for our common stock or preferred stock or other securities and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

•

if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

•	whether and by what method the debt securities of the series or certain covenants under the related indenture may be defeased and discharged by us;

•

as applicable, whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the respective depositories for such global securities, as book-entry securities;

•	whether additional debt securities of the series may be issued following the initial issuance of the debt securities of the series;

•	if the debt securities will be or are traded on any securities exchange;

•	any applicable material federal income tax consequences;

•

any addition to, deletion from, or change in, the events of default applicable to any securities of the series and any change in the right of the trustee as the requisite holder of such debt securities to declare the principal amount thereof due and payable; and

•

any other material specific terms of the debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

Payment of Principal, Premium and Interest

Unless otherwise indicated in an applicable prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee, which will be provided in the applicable prospectus supplement. At our option, however, payment of interest may be made by:

•	wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

•	any similar manner that the holder may designate in writing to the trustee; or

•	check mailed to the address of the holder as it appears in the security register.

Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day.

Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Original Issue Discount Securities

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities and warrants which are considered to be issued as “investment units.” Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.

Redemption

If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or in part, from time to time, after the date and at the redemption price (or in accordance with the method of calculating such price) set forth in the applicable prospectus supplement.

Notice of redemption will be given to each holder of the debt securities to be redeemed in accordance with the applicable prospectus supplement, the indenture or as set forth in such debt securities or a supplemental indenture. Such notice will include the following information: the redemption date; the redemption price (or the method for calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption; the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and if applicable, the CUSIP number of the debt securities to be redeemed.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by such holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders, all subject to adjustment for applicable book entry procedures.

Repurchase at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect to have those debt securities repurchased by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repurchase date or dates on which the debt securities may be repurchased and the optional repurchase price, or the method by which such price will be determined. The optional repurchase price is the price at which, together with accrued and unpaid interest to the optional repurchase date, the debt security may be repurchased at the holder’s option on each such optional repurchase date.

Except as otherwise expressly provided any tender of a debt security by the holder for repurchase will be irrevocable by such holder. Any repurchase option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt securities; provided that the principal amount of the debt securities remaining outstanding after such repurchase will be an authorized denomination. Upon such partial repurchase, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repurchased debt securities.

If debt securities are represented by a global security as described under “—Book-Entry Debt Securities” the securities depository for the global security or its nominee will be the holder of the debt securities and, therefore, will be the only person that can exercise a right of repurchase. In order to ensure that the depository or its nominee will timely exercise a right to repurchase relating to a particular debt security, the beneficial owner of the debt securities must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt securities to notify the depository of its desire to exercise a right to have its debt securities repurchased by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in such debt securities in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Events of Default

The indenture or a supplemental indenture or the debt securities themselves defines an “event of default” with respect to the applicable debt securities. Below are some examples of what that means:

•	failure to pay principal (or premium) on any debt security of that series when due (after a 30 day grace period);

•	failure to pay interest on any debt security of that series within 30 days of the date when due;

•	failure to deposit any sinking fund payment when due for that series;

•	failure to perform for 90 days after notice any of the other covenants in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for debt securities of that series.

The indenture provides that if any event of default affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by written notice, declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms, of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults, except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture or under any supplemental indenture.

We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

The indenture contains a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indenture at the request of the holders of the debt securities of that series.

The indenture provides that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the indenture except if the trustee fails to act for 60 days after it receives a written request to enforce the indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indenture or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

The indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

We will be required to file with the trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture or any supplemental indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request, and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of an applicable series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless the holders will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment thereunder.

Defeasance of Debt Securities or Selected Covenants

Defeasance and Discharge. Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series, except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust, once we deposit with the trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of and any premium and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the debt securities of that series.

Defeasance of Selected Covenants. Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indenture, if we satisfy certain conditions. We will be able to defease those covenants if, among other things:

•

we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of and any premium and any interest on, and any mandatory sinking fund payments applicable to, the debt securities of that series on the stated maturity of those payments; and

•

we deliver to the trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes.

If we elect to defease the covenants of a series of debt securities and subsequently those debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on those debt securities at their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration. However, we will remain liable for those payments.

We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

Modification of the Indenture and Waiver of Covenants

The indenture permits us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any debt security of any series;

•

reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture also allows us not to comply with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with The Depository Trust Company (“DTC”) or similar depository or its nominee identified in the prospectus supplement relating to the debt securities. In such case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by DTC for the global security to a nominee of DTC and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the applicable prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. We expect that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if an event of default under the debt securities occurs and is continuing, we expect DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee nor any respective agents of any of us will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Consolidation, Merger and Sale of Assets

The indenture allows us, without the consent of the holders of any of the outstanding debt securities, to consolidate with or merge into any other person or transfer or lease substantially all of our assets if:

•	we are the continuing entity, or any successor is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indenture; and

•	after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing.

If we consolidate or merge with or into any other corporation or sell, transfer, lease or convey all or substantially all of our properties and assets to any other person in accordance with the indenture, any successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, any such successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of the covenant described above, “person” means any individual, corporation, partnership, joint venture association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the indenture for the debt securities and the debt securities will be governed by New York law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into income (loss) before income taxes and cumulative effect of change in accounting principle, plus fixed charges less interest capitalized during the period. Fixed charges include interest costs and the estimated interest component of rent expense.

Year Ended December 31,					Nine Months Ended September 30,
2004	2005	2006	2007	2008	2009
1.1	1.0	1.0	1.3	*	1.7

(*)	For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges by $308.5 million.

DESCRIPTION OF WARRANTS

The following description summarizes some of the terms and provisions of the warrants that we or selling security holders may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that may be offered under this prospectus, we will describe the particular terms of any series of warrants we offer and the extent which the general provisions below will apply to such warrants in more detail in a prospectus supplement relating to such warrants. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or any combination of such securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of detachable warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of the security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised or effecting a book-entry transfer of uncertificated warrants, together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed or effective book entry transfer of uncertificated warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or book entry transfer are exercised, then we will issue a new warrant certificate or book entry record for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

SELLING SECURITY HOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling security holders. The applicable prospectus supplement will set forth, with respect to each selling security holder:

•	the name of the selling security holder;

•	the nature of any position, office or other material relationship which the security holder has had during the prior three years with us or any of our predecessors or affiliates;

•	the amount of securities held by the selling security holder of the class or series offered for resale;

•	the amount of securities to be offered for the selling security holder’s account; and

•	the amount and the percentage of the securities to be owned by the selling security holder after completion of the offering;

The selling security holders may include or consist of, from time to time, such underwriters and/or other persons with whom we may enter into standby arrangements from time to time as described under “ Plan of Distribution.”

PLAN OF DISTRIBUTION

Distribution by AirTran

We may sell securities issuable under this prospectus from time to time in one or more transactions:

•	to purchasers directly, whether in at-the-market offerings or otherwise;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers, and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

The securities we sell under this prospectus may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange). Unless otherwise specified in the applicable prospectus supplement, we will list on the New York Stock Exchange any shares of our common stock sold under a prospectus supplement to this prospectus, subject to official notice of issuance. We can not assure you that there will be an active trading market for any of the equity securities sold under this prospectus. Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

Distribution by Selling Security Holders

Selling security holders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or otherwise. Selling security holders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions, or concessions from the selling security holders and/or the purchasers of the securities for whom they act as agent. From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls, and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.

As of the date of this prospectus, we have engaged no underwriter, broker, dealer, or agent in connection with any distribution of securities pursuant to this prospectus by us or by any selling security holders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling security holders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

Any selling security holders and any brokers, dealers, agents, or underwriters that participate with selling security holders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions, and commissions received by such brokers, dealers, agents, or underwriters, and any profit on the resale of the securities purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling security holders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling security holders against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities issuable under this prospectus will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of AirTran Holdings, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, incorporated in this prospectus by reference to the Current Report on Form 8-K filed on April 24, 2009 and the effectiveness of AirTran Holdings, Inc.’s internal control over financial reporting as of December 31, 2008, incorporated in this prospectus by reference to AirTran Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee		$17,825	(1)
New York Stock Exchange listing fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Trustees’ fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Except for the portion of the SEC registration fee, which has been pre-paid, all of the foregoing expenses have been estimated.
**	To be provided by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
(1)

The company is pre-paying the registration fee in connection with an initial aggregate offering amount of $250,000,000. In accordance with Rule 457(p) under the Securities Act, $4,352 of such fee has already been paid with respect to $77,499,998 aggregate initial offering price of securities previously registered pursuant to Registration Statement No. 333-160432 and were not sold thereunder.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The company’s articles of incorporation provide that directors of the company will not be personally liable for monetary damages to the company for certain breaches of fiduciary duty as directors to the fullest extent allowable by Nevada law. Under Nevada law, subject to specified exceptions, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the company or its stockholders or creditors for any act or failure to act in his capacity as a director or officer unless it is proven that (A) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (B) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. Under current Nevada law, directors and officers would remain liable for: (1) acts or omissions which constitute a breach of fiduciary and which involve intentional misconduct, fraud or a knowing violation of law, and (2) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, may remain available to a stockholder seeking redress from any such violation.

The company also has the obligation, pursuant to Article Nine of the company’s bylaws, to indemnify any officer or director of the company for all expenses actually and reasonably incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed because such person was an officer or director, if the person acted in good faith and in a manner which the person believed to be in, or believed was not opposed to, the best interests of the company and, with respect to criminal actions, such person had no reasonable cause to believe his conduct was unlawful; provided that such indemnification shall not be made if a final adjudication establishes such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

Accordingly, in certain circumstances, under Nevada law and the company’s bylaws, an officer or director may be entitled to indemnification for: (1) breaches of fiduciary which involve a breach of the duty of loyalty, or (2) breaches of fiduciary duty which objectively may not be in good faith, depending on the officer or director’s subjective belief, and (3) breaches of fiduciary duty which may involve an undisclosed related party transaction.

The company maintains officers’ and directors’ liability insurance, which insures against liabilities that officers and directors of the company and its subsidiaries may incur in such capacities.

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (for equity securities)

1.2*	Form of Underwriting Agreement (for debt securities)

1.3*	Form of Sales Agreement (at the market offering)

4.4*	Certificate of Designation, Rights and Preferences representing Preferred Stock

4.5	Form of Indenture between the company and trustee, providing for the issuance of debt securities

4.6*	Form of First Supplemental Indenture

4.7*	Form of Warrant Agreement

5.1	Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1*	Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters.

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3*	Consent of Smith, Gambrell & Russell, LLP (to be included in Exhibit 8.1)

24	Powers of Attorney related to subsequent amendments (included on page II-4)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply so long as this registration statement is on Form S-3 so long as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(B) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes, as to securities to be offered to existing security holders pursuant to warrants or rights and if any such securities are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on January 15, 2010.

AIRTRAN HOLDINGS, INC.

By:	/s/ Robert L. Fornaro
Robert L. Fornaro
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert L. Fornaro and Richard P. Magurno, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert L. Fornaro	January 15, 2010
Robert L. Fornaro
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Arne G. Haak	January 15, 2010
Arne G. Haak
Senior Vice President of Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ J. Veronica Biggins	January 15, 2010
J. Veronica Biggins
Director

/s/ Don L. Chapman	January 15, 2010
Don L. Chapman
Director

/s/ Geoffrey T. Crowley	January 15, 2010
Geoffrey T. Crowley
Director

/s/ Peter D’Aloia	January 15, 2010
Peter D’Aloia
Director

/s/ Jere A. Drummond	January 15, 2010
Jere A. Drummond
Director

/s/ John F. Fiedler	January 15, 2010
John F. Fiedler
Director

/s/ Michael P. Jackson	January 15, 2010
Michael P. Jackson
Director

/s/ Lewis H. Jordan	January 15, 2010
Lewis H. Jordan
Director

/s/ Alexis P. Michas	January 15, 2010
Alexis P. Michas
Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (for equity securities)

1.2*	Form of Underwriting Agreement (for debt securities)

1.3*	Form of Sales Agreement (at the market offering)

4.4*	Certificate of Designation, Rights and Preferences representing Preferred Stock

4.5	Form of Indenture between the Company and trustee, providing for the issuance of debt securities

4.6*	Form of First Supplemental Indenture

4.7*	Form of Warrant Agreement

5.1	Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1*	Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters.

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3*	Consent of Smith, Gambrell & Russell, LLP (to be included in Exhibit 8.1)

24	Powers of Attorney related to subsequent amendments (included on page II-5)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.